Exhibit 99.1

                                                                    NEWS
                                                                   RELEASE

                                                                               Vectren Corporation
                                                                                One Vectren Square
                                                                                Evansville, IN 47708

Investor Contact                                           Steven M. Schein, (812) 491-4209, sschein@vectren.com
Media Contact                                           Jeffrey W. Whiteside, (812) 491-4205, jwhiteside@vectren.com

FOR IMMEDIATE RELEASE

July 8, 2008

Vectren Expects Second Quarter Earnings Shortfall and Updates 2008 Earnings Guidance

Evansville, Indiana - Vectren Corporation (NYSE:VVC) today stated it expects second quarter 2008 earnings to be below analyst estimates as a result of lower nonutility results.  The utility group’s second quarter results are expected to show increased earnings over the same quarter in 2007 and the earnings expectation for the year for the utility group remains unchanged from previous guidance of $1.46 to $1.54 per share.  The nonutility results for the quarter are expected to be a loss as a result primarily of the continued low volatility in the wholesale gas markets, which has significantly impacted ProLiance Energy, LLC’s ability to optimize storage and transportation opportunities.  Based primarily on lower earnings expectations from the company’s gas marketing business, the annual earnings expectations for the nonutility group are lowered to $0.15 to $0.23 per share (revised from $0.31 to $0.42 per share).  Consolidated annual earnings including corporate and other are expected to be in the range of $1.60 to $1.75 per share (revised from $1.75 to $1.95 per share).

“As we have observed throughout 2008 and discussed following the first quarter, the continued lower volatility in the wholesale gas markets has reduced ProLiance’s opportunities for optimization of storage and transportation resources.  Given this continued decline, results will be below the analyst estimates for the second quarter and we have lowered our expectation for nonutility operations for the year,” explained Niel C. Ellerbrook, Chairman and Chief Executive Officer.

Ellerbrook added, “The successful execution of regulatory strategies has strengthened our utility business while providing the necessary capital to maintain a safe and reliable distribution system.  While performance at ProLiance has not met our expectations for 2008, as we look to the future, we believe this business and our other nonutility businesses continue to provide a complementary platform that will provide long term benefit to our shareholders.

“The construction of our Oaktown mine remains on target and production is expected to begin in early 2009.  Our estimated total coal reserves have increased to over 120 million tons.  During our second quarter earnings conference call we will discuss our view of the Illinois Basin coal market and our strategy for 2009 and beyond related to pricing,” said Ellerbrook.

2008 Earnings Guidance
These earnings expectations of $1.60 to $1.75 per share are based on normal weather in the company’s electric business for the remainder of 2008 and an assumption of recent lower price volatility throughout 2008 in the wholesale natural gas markets affecting ProLiance.  While the earnings expectation for the utility group remains unchanged, further deterioration in the economy beyond that currently anticipated could negatively impact the utility operations.  Changes in these events or other circumstances, including economic conditions, could materially impact earnings and result in earnings for 2008 significantly above or below this guidance.  These targeted ranges are subject to such factors discussed below under “Forward-Looking Statements.”

Second Quarter 2008 Earnings Release and Webcast
The company will announce its 2008 second quarter results after the market closes on Thursday, July 31, 2008.  Vectren management will discuss those results during a conference call on Friday, August 1, 2008 at 9:00 a.m. EDT.

About Vectren
Vectren Corporation is an energy holding company headquartered in Evansville, Indiana.  Vectren’s energy delivery subsidiaries provide gas and/or electricity to over one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio.  Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the Midwest and Southeast. These include gas marketing and related services; coal production and sales and energy infrastructure services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management and include such words as “believe”, “anticipate”, ”endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, and similar expressions intended to identify forward-looking statements.  Vectren cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Vectren’s ability to control or estimate precisely and actual results could differ materially from those contained in this document.

In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to, factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to fossil fuel costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints; increased competition in the energy industry including effects of industry restructuring and unbundling; regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under traditional regulation, and the frequency and timing of rate increases; financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight; economic conditions including the effects of an economic downturn, inflation rates, commodity prices, and monetary fluctuations; increased natural gas commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense; changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks; the performance of projects undertaken by the company’s nonutility businesses and the success of efforts to invest in and develop new opportunities, including but not limited to, the realization of synfuel income tax credits and  the company’s coal mining, gas marketing, and energy infrastructure strategies; direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries; employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, or work stoppages; legal and regulatory delays and other obstacles associated with mergers, acquisitions and investments in joint ventures; costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and the interpretation of these laws; changes in federal, state or local legislative requirements, such as changes in tax laws or rates, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2007 annual report on Form 10-K filed on February 20, 2008.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.